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                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related prospectus of Barrett Resources Corporation dated May 6, 1998 and to all references to our Firm included in this Registration Statement.



                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                         By:  /s/ Clarence M. Netherland
                              --------------------------------
                              Clarence M. Netherland
                              Chairman

Dallas, Texas
May 5, 1998